UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 12, 2015

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas  77515

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 12, 2015, we held our annual meeting of shareholders. There were four proposals acted upon at the meeting. Shareholders voted to (1) elect each director nominee, (2) reapprove the material terms of the performance goals under the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code, (3) approve the advisory vote on named executive officer compensation and (4) ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2015. The votes cast with respect to such proposal were as follows:

Election of Directors

Nominee	For	Withheld	Non-Vote
Michael R. Dawson	45,050,463	1,342,689	2,127,913
Gayla J. Delly	45,571,732	821,420	2,127,913
Peter G. Dorflinger	45,164,482	1,228,670	2,127,913
Douglas G. Duncan	45,209,341	1,183,811	2,127,913
Kenneth T. Lamneck	45,292,903	1,100,249	2,127,913
David W. Scheible	45,293,093	1,100,059	2,127,913
Bernee D. L. Strom	44,962,683	1,430,469	2,127,913
Clay C. Williams	45,293,003	1,100,149	2,127,913

Reapproval of Material Terms of the Performance Goals

For	Against	Abstain	Non-Vote
44,996,164	1,144,912	252,076	2,127,913

Say on Pay

For	Against	Abstain	Non-Vote
44,203,016	1,912,791	277,345	2,127,913

Ratification of Auditors

For	Against	Abstain	Non-Vote
47,991,979	269,451	259,635	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 13, 2015	By: /s/ Gayla J. Delly
Gayla J. Delly
Chief Executive Officer